UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
BANCOLOMBIA S.A.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Colombia	Not Applicable

(State of Incorporation or Organization)	(IRS Employer Identification No.)

Carrera 48 # 26-85, Avenida Los Industriales, Medellin, Colombia	Not Applicable

(Address of Principal Executive Offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

4.250% Senior Notes due 2016	New York Stock Exchange, Inc.

5.950% Senior Notes due 2021	New York Stock Exchange, Inc.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-175141.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     Item 1. Description of Registrant’s Securities to be Registered.
          The material set forth in (i) the section captioned “Description of the Notes” and “Legal Ownership and Book-Entry Issuance” in the registrant’s registration statement on Form F-4 (Registration No. 333-175141) and (ii) the section captioned “Description of the Notes” and “Legal Ownership and Book-Entry Issuance” in the registrant’s Prospectus, dated September 15, 2011, are each incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange, Inc. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be deemed incorporated herein by reference.
     Item 2. Exhibits.
1.	Indenture, between Bancolombia S.A. and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on Form F-4 (Registration No. 333-175141) filed on June 24, 2011.

2.	Indenture, between Bancolombia S.A. and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.2 to the registrant’s registration statement on Form F-4 (Registration No. 333-175141) filed on June 24, 2011.

3.	Registration Rights Agreement, between Bancolombia S.A. and J.P. Morgan Securities LLC, incorporated herein by reference to Exhibit 4.3 to the registrant’s registration statement on Form F-4 (Registration No. 333-175141) filed on June 24, 2011.

4.	Registration Rights Agreement, between Bancolombia S.A. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, and Citigroup Global Markets Inc., incorporated herein by reference to Exhibit 4.4 to the registrant’s registration statement on Form F-4 (Registration No. 333-175141) filed on June 24, 2011.

5.	Form of Bancolombia’s Debt Security, incorporated herein by reference to Exhibit 4.2 to the registrant’s registration statement on Form F-3 (Registration No. 333-142898) filed on May 14, 2007.

6.	Prospectus dated September 15, 2011, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on September 16, 2011.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     Date: November 2, 2011

BANCOLOMBIA S.A.

By:	/s/ Jaime Alberto Velásquez Botero

Name: Jaime Alberto Velásquez Botero

Title: Chief Financial Officer